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                                                                    EXHIBIT 23.3


                     [BLUM SHAPIRO & COMPANY LETTERHEAD]



                     CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 333-07321) of JP Foodservice, Inc. of our report dated July 15, 1996 relating to the combined financial statements of Arrow Paper and Supply Co., Inc. and Affiliate, which appears in the Current Report on Form 8-K of JP Foodservice, Inc. dated July 18, 1996. We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/ BLUM SHAPIRO & COMPANY, P.C.


July 16, 1996